Exhibit 3(iv)
Certificate of Amendment to the Articles of Incorporation of Advanced Appearance of America, Inc.
                                      FILED
                              IN THE OFFICE OF THE
                            SECRETARY OF STATE OF THE
                                 STATE OF NEVADA

                                   APR 10 1998
                                  No.  C6243-87
                                     ----------
                                   Dean Heller
                         DEAN HELLER, SECRETARY OF STATE

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)
     Filed by:
                         ADVANCED APPEARANCE OF AMERICA

                               Name of Corporation
     I, the undersigned Edward A. Roth and Alisha M. Roth of Advanced Appearance of America, Inc. do hereby certify:
     That the Board of Directors of said corporation at a meeting duly convened, held on the 7 day of April, 1998, adopted a resolution to amend the original articles as follows:
     Article _________ is hereby amended to read as follow:
     NAME CHANGE TO ATR INDUSTRIES
     ---- ------
     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 183,361; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ Edward A. Roth
------------------
President or Vice President
/s/ Alisha Roth
---------------
Secretary or Assistant Secretary
State of Florida          )
                    )  ss.
County of Broward          )

     On 4/8/98, personally appeared before me, a Notary Public, Alisha M. Roth & Edward A. Roth, who acknowledged that they executed the above instrument.

                                 Rene  B. Chaner
                            MY COMMISSION # CC 375061
                             EXPIRES:  May 23, 1998
                     Bonded Thru Notary Public Underwriters
                     --------------------------------------
     Rene  B. Chaner
     ---------------
                         Signature of Notary